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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE


January 19, 1999

$200,000          Place Executed:  Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, Jack Arthur (the "Borrower"), promises to pay to the order of Simione Central Holdings, Inc. (herein the "Lender" and, along with each subsequent holder of this Note, referred to as the "Holder"), the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000), payable in full on or prior to January 19, 2002 (the "Maturity Date"). Payment of principal shall be, subject to the provisions of Exhibit A to this Note attached hereto, made as follows: a lump sum payment of $100,000 on the 24 month anniversary after the date hereof and $8,333.33 from month to month thereafter for 12 months. Interest on the outstanding principal balance of this Note from the date hereof until fully paid at the prime interest rate announced from time to time by Wachovia Bank.

         Interest shall be calculated on the basis of 365/6 days per year for the actual number of days elapsed.

         Interest, to the extent accrued, shall be paid by the Borrower upon the Maturity Date, the acceleration of this Note or at the time the principal amount of this Note has been paid in full, whichever is sooner.

         The principal hereof and interest hereon shall be payable in lawful money of the United States of America. The Borrower may prepay this Note in full or in part at any time without notice, penalty, prepayment fee, or payment of unearned interest.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         No act of omission or commission of the Holder, including specifically (but without limitation) any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

         The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this Note: (a) the failure of the Borrower to pay to the Lender as and when due and payable any and all amounts payable by the Borrower to the Lender under the provisions of this Note; (b) the failure of the Borrower to perform, observe, or comply with any of the provisions of this Note; (c) the inability of the Borrower to pay debts as they mature; (d) the filing of any petition for relief under the bankruptcy provisions of the United States Code (entitled "Bankruptcy"), as amended, or under any similar federal or state statute by or against the Borrower; (e) the death of the Borrower; or (f) the resignation of employment by Borrower from Holder or the termination of employment with cause of Borrower by Holder.


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         The payment obligations of Borrower shall be accelerated upon any occurrence of an Event of Default.

         The Borrower and all sureties, endorsers, and guarantors of this Note hereby (a) waive demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this Note, or in enforcing any of its rights under any guaranties securing the repayment hereof; (b) agree to any substitution, addition, or release of any collateral or any party or person primarily or secondarily liable hereon; (c) agree that the Holder shall not be required first to institute any suit, or to exhaust his/her, their, or its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent, or consideration to any of them; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Holder or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note.

         Whenever used in this Note, the words "Borrower" and "Holder" shall be deemed to include the Borrower and the Holder named in the opening paragraph of this Note, and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         Time is of the essence of this Note.

         This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument under seal as of the day and year first above written.

                                    /S/ Jack Arthur
                                    --------------------------
                                    Jack Arthur


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                                    EXHIBIT A


The payment obligations of Borrower under this Note may be forgiven , in whole or in part, by Holder in the event Borrower achieves, in the sole discretion of the Chief Executive Officer of Holder, certain performance objectives established by Holder and Borrower. Notwithstanding the foregoing, Holder shall have sole discretion concerning whether to forgive any of such payment obligations.